UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2011, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the bid price of its common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5450(a)(1).  Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until October 17, 2011, in which to regain compliance.  The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(1) if at any time before October 17, 2011, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days unless the Nasdaq staff exercises its discretion to extend this 10 day period as discussed in Nasdaq Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with Rule 5450(a)(1) by October 17, 2011, the Nasdaq staff will provide written notice that the Company’s securities are subject to delisting. At that time, the Company may appeal Nasdaq’s determination to delist its securities to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: April 27, 2011	By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and CEO